

<ARTICLE> 9
<LEGEND>
THIS FINANCIAL DATA SCHEDULE ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31,
1997 CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED
BALANCE SHEET, CONSOLIDATED STATEMENT OF OPERATIONS, AVERAGE BALANCES, INTEREST,
AND AVERAGE RATES, NONPERFORMING ASSETS, QUARTERLY CREDIT LOSS EXPERIENCE, AND
COMPOSITION OF ALLOWANCE FOR CREDIT LOSSES, AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH 10-Q FILING.

Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under the federal securities laws, except to the extent that the financial statements and other information from which the data were extracted violate the federal securities laws. Also, pursuant to item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Exchange
Act of 1934 and Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                          13,561
<INT-BEARING-DEPOSITS>                           6,390
<FED-FUNDS-SOLD>                                 7,883
<TRADING-ASSETS>                                12,931
<INVESTMENTS-HELD-FOR-SALE>                     11,532
<INVESTMENTS-CARRYING>                           3,972
<INVESTMENTS-MARKET>                             3,666
<LOANS>                                        167,338
<ALLOWANCE>                                      3,538
<TOTAL-ASSETS>                                 249,904
<DEPOSITS>                                     168,999
<SHORT-TERM>                                    26,737
<LIABILITIES-OTHER>                             19,346<F1>
<LONG-TERM>                                     14,725<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,596
<COMMON>                                           605
<OTHER-SE>                                      17,896
<TOTAL-LIABILITIES-AND-EQUITY>                 249,904
<INTEREST-LOAN>                                  3,423
<INTEREST-INVEST>                                  286
<INTEREST-OTHER>                                   531<F3>
<INTEREST-TOTAL>                                 4,240
<INTEREST-DEPOSIT>                               1,366
<INTEREST-EXPENSE>                               2,066
<INTEREST-INCOME-NET>                            2,174
<LOAN-LOSSES>                                      220
<SECURITIES-GAINS>                                  20
<EXPENSE-OTHER>                                  2,033
<INCOME-PRETAX>                                  1,306
<INCOME-PRE-EXTRAORDINARY>                       1,306
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       780
<EPS-PRIMARY>                                     2.05
<EPS-DILUTED>                                     2.05
<YIELD-ACTUAL>                                    4.16
<LOANS-NON>                                      1,030
<LOANS-PAST>                                       218
<LOANS-TROUBLED>                                   295
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 3,523
<CHARGE-OFFS>                                      294
<RECOVERIES>                                        90
<ALLOWANCE-CLOSE>                                3,538
<ALLOWANCE-DOMESTIC>                                 0<F4>
<ALLOWANCE-FOREIGN>                                  0<F4>
<ALLOWANCE-UNALLOCATED>                            776

<F1>INCLUDES TRUST PREFERRED SECURITIES OF $1,873 MILLION.
<F2>INCLUDES SUBORDINATED CAPITAL NOTES OF $354 MILLION.
<F3>INCLUDES INTEREST INCOME ON TRADING ACCOUNT ASSETS OF $269 MILLION.
<F4>THESE AMOUNTS ARE NOT REPORTED IN OUR INTERIM FILING.

